UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Common Stock Issuance

On December 18, 2025, Rocky Mountain Chocolate Factory, Inc. (the “Company”) completed the private placement of an aggregate of 1,500,000 of shares of the Company’s common stock at a price per share equal to $1.80 (the “Transaction”) to ARM-D Rocky Mountain Chocolate Holdings LLC (the “Purchaser”) pursuant to a securities purchase agreement (the “Purchase Agreement”). Total proceeds received by the Company were $2.7 million. The proceeds will be used for general working capital purposes.

The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Purchaser, on the other hand.

In connection with the Purchase Agreement, the Company entered into an investor rights agreement with the Purchaser, dated December 18, 2025 (the “Investor Rights Agreement”), pursuant to which the Purchaser is, among other things, entitled to certain resale registration rights with respect to shares of the Company’s common stock issued to the Purchaser. Pursuant to the Investor Rights Agreement, the Company will be required to prepare and file a resale registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days following the closing of the Transaction. The Company is obligated to use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 90 days following the closing of the Transaction (or within 120 days following the closing of the Transaction if the SEC reviews the registration statement). The Purchaser is also entitled to customary preemptive rights on certain securities issuances by the Company for so long as it meets the Minimum Ownership Threshold (as defined in the Investor Rights Agreement).

The Investor Rights Agreement permits the Purchaser to designate an individual for membership on the Company’s board of directors (the “Board”), and that individual will initially be Alberto Pérez-Jácome Friscione.

In addition, the Investor Rights Agreement provides that the Purchaser, so long as it meets the Minimum Ownership Threshold, is subject to customary “standstill” provisions. The standstill provisions provide, among other things, that the Purchaser cannot, subject to certain exceptions:
●	initiate, propose, or otherwise solicit the Company’s stockholders for the approval of any stockholder proposals, or cause or encourage the initiation or submissions of any such stockholder proposal;
●
seek, alone or in concert with others, representation on the Board, encourage others to nominate or propose members to the Board, or seek, alone or in concert with others, the removal of any member of the Board;

●
make any offer or proposal with respect to any tender offer, merger, liquidation, dissolution or similar extraordinary transaction involving the Company, any of its subsidiaries or any of their respective securities or assets; or

●
increase its ownership of the Company’s securities to an amount that would result in the Purchaser or the other Restricted Persons (as defined in the Investor Rights Agreement) owning, controlling or otherwise having any beneficial or other ownership interest of more than 25.0% of the then-outstanding Voting Securities (as defined in the Investor Rights Agreement).

The preceding summaries of the Purchase Agreement and the Investor Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Investor Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Amendment to Letter Agreement

In connection with the Transaction, the Company and the other parties thereto entered into an amendment (the “Amendment”) to the letter agreement, dated November 26, 2024 (the “Letter Agreement”), between the Company, Global Value Investment Corporation and certain of its affiliates (collectively “GVIC”) and certain other parties. As a result of the Amendment, GVIC is not permitted to increase its ownership of the Company’s securities to an amount that would result in GVIC owning, controlling or otherwise having any beneficial or other ownership interest of more than 25.0% of the then-outstanding Voting Securities (as defined in the Letter Agreement).

The preceding summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The securities issued and sold to the Purchaser were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchaser in the Purchase Agreement.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Transaction, Mr. Pérez-Jácome was appointed to the Board to serve until the Company’s next annual meeting of stockholders or until his earlier death, resignation or removal. In connection with his appointment, Mr. Pérez-Jácome was also appointed as a member of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee of the Board. It is expected that Mr. Pérez-Jácome will serve as the chair of the Nominating and Corporate Governance Committee.

Mr. Pérez-Jácome is an experienced executive, entrepreneur, and director with over 20 years of leadership in infrastructure, real estate, energy, consumer goods, and financial services. Most recently, he has served as CEO of Hermes Infraestructura (2012-2024), co-founder of Encore Inc. (2004 – Present), and as a board member of Banorte Bank (2020-2024) and RedHawk Rebar LLC (2025 – Present). Mr. Pérez-Jácome holds an MBA from the MIT Sloan School of Management, a Master’s degree in Public Administration from Harvard University, and a Bachelor’s degree in Industrial Engineering from the Universidad Iberoamericana, Mexico City.

Other than the Investor Rights Agreement, there is no arrangement or understanding between Mr. Pérez-Jácome and any other persons pursuant to which Mr. Pérez-Jácome was elected as a director. The Board has determined that Mr. Pérez-Jácome is “independent” under applicable Nasdaq listing rules. There are no related party transactions between the Company and Mr. Pérez-Jácome (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Pérez-Jácome does not have any family relationships with any of the Company’s directors or executive officers. The Company believes that Mr. Pérez-Jácome’s appointment resolves any potential non-compliance with Nasdaq Listing Rule 5605.

In accordance with the Company’s current Non-Employee Director Compensation Policy, the Company will pay Mr. Pérez-Jácome (i) an annual cash retainer of $32,000 (in addition to any amounts that Mr. Pérez-Jácome is entitled to in connection with his service as a chair of one or more of the Board’s standing committees) and (ii) an annual equity award of $40,000 of restricted stock units (based on the 10-day volume-weighted average price of the Company’s common stock as reported on the Nasdaq Capital Market as of and including the last business day prior to the grant date) for his service on the Board, both of which will be pro-rated for his first year of service. The equity award vested 25% on the grant date of December 18, 2025, with the remainder vesting in one or more equal installments thereafter (as reflected in the grant documentation), subject to continued service on the Board. The grant will be fully vested as of the Company's first annual meeting following the grant date.

Mr. Pérez-Jácome will also enter into the Company’s standard form of director indemnification agreement with the Company pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and, subject to certain conditions, to advance expenses in connection with proceedings as described in such indemnification agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of December 18, 2025, by and between Rocky Mountain Chocolate Factory, Inc. and ARM-D Rocky Mountain Chocolate Holdings LLC.
10.2	Investor Rights Agreement dated as of December 18, 2025, by and between Rocky Mountain Chocolate Factory, Inc. and ARM-D Rocky Mountain Chocolate Holdings LLC.
10.3	Amendment to the Letter Agreement, by and between Rocky Mountain Chocolate Factory, Inc. and Global Value Investment Corporation and its affiliates.
104	Cover Page Interactive Data File (embedded withing the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: December 19, 2025	By:	/s/ Jeffrey R. Geygan
	Name:	Jeffrey R. Geygan
	Title:	Interim Chief Executive Officer